UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2019

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	EQM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 10, 2019, EQGP Services, LLC, the general partner (the EQM General Partner) of EQM Midstream Partners, LP (EQM), re-aligned certain executive responsibilities.  Thomas F. Karam remains Chief Executive Officer of the EQM General Partner and Equitrans Midstream Corporation (ETRN), the ultimate parent company of EQM and the EQM General Partner, but relinquished the role of President of each company.  Diana M. Charletta, Executive Vice President and Chief Operating Officer of the EQM General Partner, was appointed as the new President of the EQM General Partner, retains her title of Chief Operating Officer and remains a Director of the EQM General Partner.  Also on July 10, 2019, Ms. Charletta was appointed President of ETRN and remains ETRN’s Chief Operating Officer.

Ms. Charletta, age 46, was appointed Executive Vice President and Chief Operating Officer and a Director of the EQM General Partner’s predecessor in October 2018.  Prior to her appointment as President of ETRN, she served as Executive Vice President and Chief Operating Officer of ETRN since September 2018. Ms. Charletta also served as Executive Vice President, Chief Operating Officer and a Director of the general partner of EQGP Holdings, LP (EQGP), which owned certain partnership interests in EQM, from October 2018 through EQM’s acquisition of EQGP in February 2019. Ms. Charletta joined EQT Corporation (EQT), the former parent company of ETRN, EQM and EQGP, in 2002 as a senior pipeline engineer and from that time held various management positions with increased responsibility. She assumed the role of Senior Vice President of Midstream Operations of a subsidiary of EQT in December 2013 and was promoted to Senior Vice President of Midstream Engineering and Construction in July 2017, serving in that role until ETRN’s separation from EQT in November 2018.

Ms. Charletta has no familial relationship with any director, executive officer or person nominated or chosen by the EQM General Partner to become a director or executive officer.  In addition, there are no known related party transactions involving Ms. Charletta, or involving any other “related person” associated with Ms. Charletta, as defined in Regulation S-K, Item 404(a).

Item 7.01.        Regulation FD Disclosure.

On July 15, 2019, ETRN and EQM issued a joint news release with respect to the appointment of Ms. Charletta as President of ETRN and the EQM General Partner, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	News release issued by Equitrans Midstream Corporation and EQM Midstream Partners, LP dated July 15, 2019. (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

Date: July 15, 2019	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer